UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 29, 2011

GULF RESOURCES, INC.
(Exact name of registrant as specified in charter)

Delaware	000-20936	13-3637458
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 99, Wenchang Rd.,
Chenming Industry Park,
Shouguang City, Shandong, PRC 262714

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-536-567-0008
(Registrant’s Telephone Number, Including Area Code)

_________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective June 29, 2011, Mr. Yafei Ji resigned from his position as a director of Gulf Resources, Inc. (the “Company”).  Mr. Yafei Ji was a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.  There were no disagreements between Mr. Ji and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of Mr. Ji’s resignation letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 30, 2011, the Company appointed Mr. Tengfei Zhang to serve as an independent director of the Company, and as Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board of Directors of the Company.  The appointment of Mr. Tengfei Zhang was unanimously approved by the Company’s Board of Directors.  Mr. Tengfei Zhang has no family relationships with any of the executive officers or directors of the Company.  The have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Tengfei Zhang had, or will have, a direct or indirect material interest.

On June 30, 2011, the Company and Mr. Tengfei Zhang entered into a director agreement (“Mr. Zhang’s Agreement”).  A copy of Mr. Zhang’s Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  Mr. Zhang’s Agreement provides that Mr. Zhang will receive no cash compensation for his service as a director of the Company, but will receive three annual grants of options to purchase 12,500 shares of the Company's common stock, at an exercise price equal to the closing  price of the Company’s Common Stock on the NASDAQ Global Select Market on the dates prior to each respective grant date, contingent upon his continued service as a director of the Company.  The option grants shall be on June 30, 2011, 2012, and 2013, respectively.

Mr. Tengfei Zhang, age 44, currently serves as Chairman of the Board of Supervisors of Shenzhen Kaili Industrial Co., Ltd.  He is a Certified Public Accountant of China.  From July 2000 to December 2004 , Mr. Zhang was Supervisor of Shenzhen Kaili Industrial Co., Ltd. and Director of Finance of Changsha Kaili Real Estate Development Co., Ltd. From January to June 2000, he was Manager of Financial Department of Shenzhen Kaili Industrial Co., Ltd.  Mr. Zhang graduated from Economics and Management Department of Hunan Business School with a collage degree in 1989.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1           Agreement between the Company and Mr. Tengfei Zhang, dated June 30, 2011.
99.1           Resignation letter from Mr. Ji, dated June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: July 5, 2011